UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 6, 2017 (December 30, 2016)
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2016, the Compensation Committee of ICU Medical, Inc. (the “Company”) adopted the ICU Medical, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan provides for the payment of severance and other benefits to participants in the event of a qualifying termination of employment with the Company. Initial participants in the Severance Plan include Scott Lamb (Treasurer and Chief Financial Officer), Steven Riggs (Vice President of Operations), Alison Burcar (Vice President and General Manager of Infusion Systems) and Tom McCall (Vice President and General Manager of Critical Care) (collectively, the “Executives”). The Executives' prior severance arrangements previously expired pursuant to their respective terms.

Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by the Executive for “good reason” (each, as defined in the Severance Plan), in either case outside the change in control context, the Executive will be eligible to receive:

•	A lump-sum cash payment in an amount equal to 12 months’ salary.

•	Company-paid COBRA premium payments for the Executive and the Executive’s covered dependents for up to 12 months.

•	A pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

In the event of a termination of employment by the Company without “cause” or by the Executive for “good reason”, in either case, within the period beginning 60 days prior to a “change in control” (as defined in the Severance Plan) and ending on the one-year anniversary of such change in control, the Severance Plan provides that the Executive will be eligible to receive:

•	A lump-sum cash payment in an amount equal to 18 months’ salary, plus 150% of the Executive’s target annual cash performance bonus for the year of termination.

•	Company-paid COBRA premium payments for the Executive and the Executive’s covered dependents for up to 18 months.

•	A pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

•	Full accelerated vesting of each outstanding time-based equity award held by the Executive as of his or her termination date.

The Executive’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in favor of the Company, and his or her continued compliance with non-solicitation covenants.

In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the Executive by the Company, would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the Executive.

The foregoing description of the Severance Plan is not complete and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	ICU Medical, Inc. Executive Severance Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: January 6, 2017	By:	/s/ Scott E. Lamb
Scott E. Lamb
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	ICU Medical, Inc. Executive Severance Plan